SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 29, 2003
Date of Report (Date of Earliest Event Reported)

SEQUOIA RESIDENTIAL FUNDING, INC.

(as Depositor with respect to the issuance of Sequoia Mortgage Trust 2003-2,
Mortgage Pass-Through Certificates)

SEQUOIA RESIDENTIAL FUNDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-103634	35-2170972

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

591 Redwood Highway, Suite 3160

Mill Valley, CA 94941

(Address of Principal Executive Offices)

(415) 389-7373

(Registrant’s Telephone Number,
Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7(c). Exhibits
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1
Exhibit 99.2

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.     Other Events

     On April 1, 2003, Sequoia Residential Funding, Inc. (the “Depositor”), Wells Fargo Bank Minnesota, National Association (the “Master Servicer” and “Securities Administrator”), and HSBC Bank USA (the “Trustee”) entered into a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), pursuant to which the Sequoia Mortgage Trust 2003-2 Mortgage Pass-Through Certificates in the approximate aggregate principal amount of $820,000,000 were issued. In connection with the offering of Mortgage Pass-Through Certificates, RWT Holdings, Inc. (the “RWT”) and the Depositor entered into a Mortgage Loan Purchase and Sale Agreement dated April 1, 2003 (the “Mortgage Loan Purchase Agreement”), pursuant to which RWT conveyed to the Depositor as of the initial closing on April 29, 2003, all of its interest in the Initial Mortgage Loans.

     Also pursuant to the Mortgage Loan Purchase Agreement between RWT and the Depositor, RWT conveyed to the Depositor as of the Subsequent Transfer Date on May 29, 2003 (the “Subsequent Closing”), the Subsequent Mortgage Loans. A description of the Subsequent Mortgage Loan Collateral is attached hereto as Exhibit 99.1. The opinion as to federal income tax matters in connection with the Subsequent Closing is attached hereto as Exhibit 99.2.

Item 7(c).     Exhibits

99.1	Description of the Subsequent Mortgage Loan Collateral.

99.2	Opinion of GnazzoThill, A Professional Corporation, dated May 29, 2003, as to federal income tax matters in connection with the issuance of the Sequoia Mortgage Trust 2003-2 Mortgage Pass-Through Certificates and the Subsequent Closing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 29, 2003

SEQUOIA RESIDENTIAL FUNDING, INC.

By:	/s/ Harold F. Zagunis

Harold F. Zagunis Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Description of Subsequent Mortgage Loan Collateral.

99.2	Opinion of GnazzoThill, a Professional Corporation, dated May 29, 2003, as to federal income tax matters in connection with the issuance of the Sequoia Mortgage Trust 2003-2 Mortgage Pass-Through Certificates and the Subsequent Closing.